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                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of October 6, 1995, by and between REGINALD SPINELLO, an individual residing at 62 Buckeye Road, Glen Cove, NY 11542 ("Spinello" or the "Employee") and PDK Labs Inc., having offices at 145 Ricefield Lane, Hauppauge, NY 11788 (the "Company").

         WHEREAS, as of October 18, 1993, Employee and the Company entered into a seven (7) year Employment Agreement; and

         WHEREAS, the Company is desirous of extending the exclusive employment services of Spinello and Spinello is desirous of providing his exclusive employment services to Company in connection with the day-to-day operations of the Company with respect to the sale of generic drug and vitamin products throughout the territory covered by this Agreement.

         NOW, THEREFORE, in consideration of mutual premises and covenants contained herein, the parties hereto agree as follows:

         1. The Company hereby agrees to employ Spinello and Spinello hereby agrees to be exclusively employed as the Company's Executive Vice President. Spinello shall have the title "Executive Vice President" and shall have the duties commensurate with such title.

         2.       The term of this Agreement shall be for the period of


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seven (7) years commencing on the date first set forth above; provided, however, that this Agreement may be canceled by the Company, at its sole direction, at any time after October 5, 1996, upon ninety (90) days written notice to Employee. Each twelve month period during the term of this Agreement (i.e. October 6th through October 5th) is sometimes hereinafter referred to as a "Contract Year." The territory covered by this Agreement shall be every place where the Company presently does business or may do business during the term hereof.

         3. As consideration for Spinello's agreement to provide his exclusive services to the Company, the Company hereby agrees to pay to Spinello a minimum salary of $200,000 per annum for each year during the term hereof (the "Term"). Such salary shall be payable by the Company on a bi-weekly basis.

         4. Upon the execution hereof, the Corporation shall deliver to Employee 200,000 shares of the Company's common stock in consideration for payment of par value $.01 per share (the "Common Stock"); provided however, that commencing upon the date hereof through October 5, 2002 for each three (3) month period (or any part thereof) that Executive is not employed by Corporation pursuant to the terms of this Agreement for any reason whatsoever, unless otherwise agreed in writing by the parties, Executive shall

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automatically forfeit Seven Thousand One Hundred Forty Two (7,142) shares of
Common Stock. Notwithstanding the foregoing, in the event that (i) Corporation shall file a Registration Statement with the Securities and Exchange Commission on Form S-1 (or any other appropriate form) during the Term hereof and (ii) the underwriter with respect to the Registration Statement (or Corporation, if there is not an underwriter) has agreed to register any or all shares of Common Stock granted to Executive hereunder, then none of such shares which are so registered will be subject to forfeiture thereafter and only those shares, if any, that remain unregistered shall be subject to the provisions of forfeiture (on a prorated basis) set forth in the immediately preceding sentence. The shares of Common Stock to be delivered to employee hereunder are not registered pursuant to the Securities Act of 1933 as amended or the securities laws of any state and may not be transferred unless registered thereunder or qualifying for an exemption from registration. Employee expressly agrees that in the event that are any resale limitations now in existence or hereafter imposed upon any shares of Common Stock owned by Michael Krasnoff during the term hereof, then none of the shares of common Stock issued to Employee hereunder may be sold until such time as such resale limitations have expired. The foregoing is in addition to the


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resale limitations of Rule 144. All of the shares of Common Stock issued to
Employee hereunder shall bear an appropriate legend evidencing the foregoing restrictions. Employee agrees to sign a Voting Trust Agreement in the form annexed hereto as Exhibit A, wherein Employee shall vote along with Michael Krasnoff for ten (10) years on all issues put to the vote of the shareholders of the Company.

         5. (a) Employee shall be entitled two (2) weeks paid vacation during the first Contract Year and three (3) weeks paid vacation during each subsequent Contract Year of the term hereof. Additionally, Employee shall be entitled to all health and insurance benefits and any other employee benefit plans afforded by the Company to all of its employees. The Company shall have the right, but not the obligation, to take out "key-man" insurance on Employee. Employee agrees to consent to and make himself available for any physical examinations required by any insurance company chosen by Company in connection with Company's procurement of any such "key-man" insurance during the term hereof.


                  (b) With respect to Employee's use of an automobile in connection with the performance of his duties hereunder, Corporation shall, at the direction of Employee, either reimburse Employee for, or directly pay the costs of, the use of an


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automobile during the Term of this Agreement and all usual expenditures in connection therewith; i.e., fuel, insurance, parking, customary maintenance and repairs, etc. The type of automobile shall be selected by Employee.

         6. (a) During the Term hereof, Employee agrees to be exclusively employed by the Company and agrees that he shall be a full time employee of the Company and as such, shall devote his best efforts and all of his time to advance the interests of Company. The foregoing proscription shall not prohibit Employee from making any passive investments in any corporations, or being a limited partner in any limited partnership.

                  (b) For no less than three (3) years after the execution hereof, whether or not employed by the Company, and for one (1) year after the expiration or termination of this Agreement, Employee agrees that he shall not, directly or indirectly, alone or as a member of a partnership, or as an employee, officer, director, or shareholder of any other corporation, be engaged in or concerned with any other duties or pursuits within a radius of one hundred
(100) miles from the Company's then principal executive office (the "Non Compete Territory") that may compete directly or indirectly in any manner whatsoever with the Company's business at the date of the expiration or termination hereof, except with the prior written


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consent of Company, which consent may be withheld by Company in its sole and absolute discretion.

                  (c) Spinello expressly agrees that for one (1) year after the expiration or termination of this Agreement, within the Non-Compete Territory, Spinello shall neither (i) engage in any business activities whatsoever with any customers of the Company, nor (ii) contact any customers of the Company for any purpose whatsoever.

         7. Employee acknowledges and agrees that his services to be provided to

Company hereunder are of a unique and extraordinary character, and to replace the services of Employee would cause the Company great hardship. Accordingly, in the event of a breach or threatened breach by the Employee of the provisions herein, including but not limited to Sections 6 and 8 hereof, in addition to Company's other remedies hereunder, Company shall be entitled to a temporary or permanent injunction restraining Employee from violation of any of the terms hereof. Nothing herein contained shall be construed as prohibiting Company from pursuing any and all other remedies available to it for any such breach or threatened breach.

         8. Any financial advice, memoranda, customer list or other documentation which Employee becomes aware of during the term of


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this Agreement shall not be disclosed to any third-party or person for any reason whatsoever without the express, prior written approval of Company, which may be withheld by Company in its absolute discretion. It is expressly acknowledged and agreed by Employee that Company shall be furnishing proprietary, confidential product, financial, marketing, organizational, customer and other data relating to the business of Company (hereinafter referred to, together with the advice, memoranda and documentation referred to in the preceding sentence as "confidential information") during the term hereof. Confidential information includes not only original information, but also information transferred orally, in writing or by any other means whether now known or hereafter devised. All confidential information which Employee learns of during the term hereof and all confidential information given by Company to Employee will be considered non-public and shall be retained as such by Employee. Confidential information shall be used by Employee solely in connection with his duties hereunder and for no other purpose whatsoever. Upon the termination of this Agreement for any reason, Employee shall immediately deliver to Company all copies of any confidential information and other materials delivered to Employee by Company and all abstracts and summaries thereof prepared by Employee. Employee shall not have the right to


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disclose any confidential information to any third-person or entity for any reason whatsoever upon the expiration or termination of this Agreement.

         9. It is expressly understood that the services of Employee are unique and accordingly, Employee may not assign any of his rights or obligations hereunder. Company shall have the right to assign its rights and obligations hereunder, provided, however, that Company shall remain liable for all compensation to Employee hereunder.

         10. Each of the parties hereto represents, warrants and agrees that it has the full right, power and authority to enter into this Agreement, and upon the full execution hereof this Agreement shall be a valid and binding and enforceable against each of the parties in accordance with its terms.

         11. Each of the parties hereto expressly acknowledges and agrees that all representations, warranties and agreements made by both parties hereunder, except with respect to the Company's obligation to compensate Employee subsequent to the expiration or termination hereof, shall survive the expiration or termination of this Agreement.

         12. This Agreement, including any exhibits and schedules hereto and other documents and certificates delivered pursuant to


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the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         13. All notices requested and other communication required herein shall be in writing and shall be deemed to be duly given and delivered by either certified or registered mail, return receipt requested with postage prepaid or by private overnight mail service (e.g., Federal Express).

                  If to Spinello:

                  Reginald Spinello
                  62 Buckeye Road
                  Glen Cove, NY  11542

                  With copy to:

                  If to Company;

                  PDK Labs Inc.
                  145 Ricefield Lane
                  Hauppauge, NY  11788

                  With copy to:

                  Bernstein & Wasserman

                  950 Third Avenue
                  New York, NY  10022

                  Attn:  Hartley T. Bernstein, Esq.


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         Or in each case to such other person who addresses any party shall furnish to the other party in writing.

         14. The remedies provided herein shall be cumulative and shall not preclude Company from asserting any other rights or seeking any other remedies against Employee.

         15. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.

         16. No party hereto shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to customers, suppliers, sales representatives or employees or the general public prior to the execution hereof.

         17. This Agreement shall supersede all previous Employment Agreements between the parties, including but not limited to, the Employment Agreements dated September 1991 and October 1993.

         18.      This Agreement and the legal relations among the parties


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hereto shall be governed by and constructed in accordance with the laws of the
State of New York without regard to its conflicts of law doctrine. Each of the parties hereto irrevocably consents to the jurisdiction of the Federal and State Courts located in the State of New York.

         19. This Agreement may be executed simultaneously in one or more original or facsimile counterparts, each of which shall be deemed an original,

but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the 6th day of October, 1995.

                                           PDK LABS INC.

                                  By:      /s/ Michael B. Krasnoff
                                           ------------------------------
                                           Michael B. Krasnoff, President

                                           /s/ Reginald Spinello
                                           ----------------------
                                           Reginald Spinello


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